REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 15, 2007, between Tribeworks, Inc. a Delaware corporation, with headquarters located at 2001 152nd Avenue NE, Redmond, Washington 98052 (the “Company”) and West Coast Opportunity Fund, LLC, a Delaware limited liability company with headquarters located at 2151 Allesandro Drive, Suite 100, Ventura, California 93001 (the “Buyer” and collectively with the Company, the “Parties”).

WHEREAS:

A. In connection with the Securities Purchase Agreement between the Company and the Buyer of even date herewith (the “Securities Purchase Agreement”), (i) the Company has agreed to cause its subsidiary Atlas Technology Group (US), Inc. to issue and sell to Buyer two promissory notes, (the “Promissory Notes”); (ii) the Company has agreed to issue and sell to Buyer a yield enhancement consisting of up to 6,500,000 shares (each a “Yield Enhancement Share”) of the authorized but unissued shares of the Company’s common stock, $0.0004 par value per share (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event) (the “Common Stock”); and (iii) in connection with the sale of the Promissory Notes, the Company has agreed to issue warrants to purchase up to 6,500,000 shares of Common Stock (the “Warrants”).

B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to Buyer under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

C. Pursuant to certain existing agreements that provide registration rights to certain Existing Investors (as defined below), the Company has agreed to provide certain registration rights to the Existing Investors under the 1933 Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

a. “Affiliates” shall mean directors, officers and holders of 10% or greater of the outstanding Common Stock of the Company.

b. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed.

c. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

d. “Effective Date” means the date that a Registration Statement has been declared effective by the SEC.

e. “Effectiveness Deadline” shall mean a date that is 150 days following the Closing Date.

f. “Existing Common Stock” see Existing Investors.

g. “Existing Investors” current investors of the Company that own restricted shares of Common Stock or restricted warrants of the Company with registration rights, in the amounts set forth on Schedule E, that elect to have the resale of their restricted Common Stock registered pursuant to a Registration Statement (“Existing Common Stock”) or the resale of restricted shares of Common Stock underlying outstanding warrants registered pursuant to a Registration Statement (“Existing Warrant Shares” and collectively with the Existing Common Stock, the “Existing Securities”).

h. “Existing Warrant Shares” see Existing Investors.

i. “Filing Deadline” means the date which is 90 days after the Closing Date.

j. “Follow-On Registration Statement” means an additional Registration Statement(s) to be filed by the Company if the Company is able to register only the Target Registration Amount in the Initial Registration Statement.

k. “Initial Registration Statement” means the first Registration Statement to be filed by the Company.

l. “Investor” means Buyer or any transferee or assignee thereof to whom Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 11.

m. “Management Stockholders” means Robert Altinger, Peter Jacobson, Michael Murphy and AMJ Holdings and any entity beneficially controlled by them.

n. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

o. “Public Float” means the number of shares of Common Stock of the Company that are outstanding, excluding shares held by Affiliates.

p. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

q. “Registrable Securities” means the Yield Enhancement Shares and Warrant Shares purchased pursuant to the Securities Purchase Agreement.

r. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

s. “Required Holders” means the holders of at least a majority of the Registrable Securities.

t. “Required Registration Amount” means 100% of the Yield Enhancement Shares and Warrant Shares.

u. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

v. “SEC” means the United States Securities and Exchange Commission.

w. “SEC Share Reduction” means a reduction in the number of shares to be registered on a Registration Statement if the Company is advised by the staff of the SEC in a written comment letter that it is not eligible to conduct the offering under Rule 415 without naming the Investors as underwriters thereunder because of the number of shares sought to be included in the Registration Statement.

x. “Target Registration Amount” means the number of shares of Common Stock to be registered in a Registration Statement that is the lesser of (i) the Required Registration Amount or the remainder thereof not deemed effective in the Initial Registration Statement and (ii) 30% of the Public Float of the Company.

y. “Warrant Shares” means shares of Common Stock underlying the Warrants.

2. Registration.

a. Mandatory Registration.

(i) The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Initial Registration Statement on Form SB-2 covering the resale of the Target Registration Amount.  In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d).  The Initial Registration Statement prepared pursuant hereto shall register for resale the number of shares of Common Stock equal to the Target Registration Amount as of the date the Initial Registration Statement is initially filed with the SEC.  The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B.  The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.  Each Investor agrees to furnish to the Company a completed questionnaire in the form of Exhibit C within three trading days after receiving the Company’s written request therefor.

(ii) Notwithstanding the foregoing, if the Company is advised by the staff of the SEC in a written comment letter that it is not eligible to conduct the offering under Rule 415 promulgated under the 1933 Act without naming the Investors as underwriters thereunder because of the number of shares sought to be included in a Registration Statement, then the Company may reduce (an “SEC Share Reduction”) the number of shares covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 without naming any Investor as an underwriter, provided that in no event shall the number of shares covered by such Registration Statement be reduced to a number less than thirty percent (30%) (or such lower percentage of the Company’s Public Float as may be required, in writing, in correspondence from the SEC staff to the Company or in a telephone conversation with the SEC staff) of the Company’s Public Float on the actual filing date of the subject Registration Statement.

(iii) In the event that, due to an SEC Share Reduction or otherwise, a number of shares of Common Stock which is less than the Required Registration Amount or a Target Registration Amount for such Registration Statement is the maximum number of shares of Common Stock permitted to be registered by the SEC in such Registration Statement, the unregistered portion of the Required Registration Amount or Target Registration Amount shall be included in an initial Follow-On Registration Statement or additional Follow-On Registration Statements (if necessary).

(iv) The Company will not register the resale of shares of Common Stock held by Management Stockholders until the earlier of (a) 50% of the Registrable Securities are registered for resale through one or more Registration Statement(s) and (b) the repayment of the Promissory Notes (as defined in the Securities Purchase Agreement) by the Company.

(v) The Company will not register the resale of any shares of Common Stock other than those held by Existing Investors until the resale of fifty percent (50%) of the Registrable Securities are registered.

(vi) The Company shall use commercially reasonable efforts to cause the Follow-On Registration Statement(s) to become effective as soon as practicable following the filing thereof, but in any event, subject to the SEC Share Reduction, the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the date of filing of such Follow-On Registration Statement or as promptly as practicable.

b. Allocation of Registrable Securities.  If the Company is unable to register all Registrable Securities and Existing Securities that elect to be registered in the Initial Registration Statement or a Follow-On Registration Statement, registration of the Registrable Securities on the Initial Registration Statement and Follow-On Registration Statement(s) shall be allocated pro rata among the Registrable Securities and the Existing Securities. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities that elect to be registered as permitted by Section 11 (other than pursuant to the Plan of Distribution contained in the Registration Statement), each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any shares of Common Stock or Investor Warrant Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors , pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement, in accordance with the formula set forth above.  In no event shall the Company include any securities other than Registrable Securities or the Initial Securities on any Registration Statement without the prior written consent of the Required Holders.

c. Legal Counsel.  At the expense of Required Holders, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to Sections 2 and 3 which shall be McDermott Will & Emery LLP or such other counsel as thereafter designated by (“Legal Counsel”). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. The Company shall reimburse Legal Counsel an amount not to exceed $50,000 for reasonable legal fees associated with their review of any registration statements filed pursuant to Sections 2 and 3.

d. Ineligibility for Form SB-2.  In the event that Form SB-2 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC.

e.  Effect of Failure to File Registration Statement. If (i) a Registration Statement covering the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(p)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.0% of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) allocable to such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) after a Filing Failure until such Filing Failure is cured; and (ii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) after a Maintenance Failure until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the day of the Filing Failure and the initial day of a Maintenance Failure, as applicable, and thereafter on the earlier of (A) the thirtieth day after the event or failure giving rise to the Registration Delay Payments has occurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. The cumulative Registration Delay Payments shall not exceed 5% of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement).

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(d), the Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline).  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”).  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  The term “commercially reasonable efforts” shall mean, among other things, that the Company shall submit to the SEC, within two Business Days after the later of the date (i) that the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) of the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for Company to amend or supplement such Registration Statement.

c. The Company shall (i) permit Legal Counsel to review and comment upon (y) a Registration Statement at least three Business Days prior to its filing with the SEC and (z) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (ii) to incorporate reasonable and timely comments of Legal Counsel.  The Company shall notify Legal Counsel prior to taking action to accelerate the effectiveness of a Registration Statement or any amendment or supplement thereto.  The Company shall furnish to Legal Counsel, without charge, (x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (y) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (z) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations pursuant to this Section 3.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, 3 copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by each Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during each Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during each Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver 3 copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request).  The Company  shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h. If the Investors engage in an underwritten public offering of the Registrable Securities, at the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

i. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge.  Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

l. The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m. The Company shall make generally available to its security holders as soon as practical, but not later than 120 days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the Effective Date of the Registration Statement.

n. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o. Within 5 Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall: (i) file a definitive prospectus with the SEC under Rule 424(b) of the 1933 Act; and (ii) deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p. Notwithstanding anything to the contrary contained herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 20 consecutive days and during any 365-day period such Grace Periods shall not exceed an aggregate of 30 days and the first day of any Grace Period must be at least two trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.  Notwithstanding anything to the contrary contained herein, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and, if required under applicable securities laws, deliver a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

q. The Company shall use commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed or quoted on each securities exchange or quotation service on which securities of the same class or series issued by the Company are then listed or quoted. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(q).

r.  If reasonably requested by an Investor, The Company shall within 5 days of receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

s.  On the date hereof, the Company shall furnish to the Investors lock-up agreements executed by each Person listed on Exhibit D hereto pursuant to which each such Person shall agree not to sell, transfer or dispose any shares of Common Stock owned by such Person pursuant to the terms thereof.

4. Obligations of the Investors.

a. At least 5 Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary contained herein, the Company shall, to the extent it may do so under applicable federal and state securities law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Holdback Agreement.

a. Restrictions on Public Sale by Investor. To the extent not inconsistent with applicable law, if Investor’s Yield Enhancement Shares or Warrant Shares are included in a registration statement, Investor agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering, provided that management and the founding shareholders of the Company shall also be subject to similar holdback agreements, the terms of which are not more favorable than those of the Investor, based on each shareholder’s pro-rata ownership of the Common Stock.

b Restrictions on Public Sale by the Company and Others. Until the earlier of (a) the sale of all of the Registrable Securities by the Investor and (b) two years from the date of this Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to and during the 90 day period beginning on the Effective Date of any Registration Statement other than on Form S-8 or Form S-4.

6. Lock-Up.

a. Lock-Up. In the event of a firmly-underwritten public offering of Common Stock or other equity interest of the Company for the account of the Company registered under the Securities Act by a nationally recognized investment bank resulting in at least US $35,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company (the “Public Offering”), Investor agrees that, if so requested by the managing underwriter of such offering, for a period of six (6) months commencing on the effective date of the registration statement filed under the 1933 Act relating to the Public Offering (the “Lock-up Period”), Investor will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Registrable Securities, any securities which the Registrable Securities are exercisable for any other securities of the Company, including, without limitation, any Yield Enhancement Shares or Warrant Shares, provided that management and the founding shareholders of the Company shall also be subject to similar lockup agreements, the terms of which are not more favorable than those of the Investor, based on each shareholder’s pro-rata ownership of the Common Stock. In order to enable the Company to enforce the aforesaid restrictions on transfer, Investor hereby agrees that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by Investor until the end of such six-month period.

b. Extension of Lock-Up Period. In the event that the National Association of Securities Dealers, any other state or federal regulatory authority requires that the Lock-Up Period be extended in connection with the Public Offering, Investor agrees that it will use commercially reasonable efforts to execute any agreements and other documents to extend the Lock-Up Period to the extent required by the National Association of Securities Dealers or such regulatory authority.

c. Waiver of Lock-Up Provisions. Any one or more of the restrictions set forth in this Section 6: (i) may be waived by the board of directors of the Company if it determines in good faith and in the exercise of its fiduciary duties that such waiver would be in the best interests of the Company and its stockholders for any valid business purpose, including, without limitation, to increase the liquidity of the Common Stock; and (ii) will be null and void upon the consummation of any tender offer to purchase all or substantially all of the Company’s issued and outstanding securities or any merger, consolidation or other reorganization of the Company with or into an unaffiliated Person if such transaction is approved by the affirmative vote of the requisite number of record and beneficial owners of the Company’s then outstanding and entitled to vote on such transaction.

7. Expenses of Registration.

All reasonable expenses, other than underwriting discounts, commissions or concessions and brokers’ or agents’ commissions or concessions or selling commissions or concessions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Company shall be paid by the Company.

8. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, and representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”).  Subject to Section 8(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 11.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 8(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 8(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party, promptly as such expenses are incurred and are due and payable, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8(b) and the agreement with respect to contribution contained in Section 9 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 8(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 11.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates.  The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8 except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

9. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

10. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, at Investor’s expense, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

11. Assignment of Registration Rights.

The rights under this Agreement shall be assignable by the Investor to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

12. Mergers, Etc.

The Company will not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company will not be the surviving corporation unless the proposed surviving corporation, prior to such merger, consolidation or reorganization, agrees in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities the Investors would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 12 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Investor is entitled to receive in exchange for its Registrable Securities consideration consisting solely of (a) cash; (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act; or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the 1933 Act.

13. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Investor and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

14. Miscellaneous.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:  Tribeworks, Inc.
2001 152nd Avenue NE
Redmond, Washington 98052
Attn: Peter B. Jacobson
Facsimile: (949) 723-0970

With a copy (which shall not constitute notice) sent to:

Hughes & Luce, LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attn: I. Bobby Majumder, Esq.
Facsimile: (214) 939-5849

If to Buyer:   West Coast Opportunity Fund, LLC
2151 Alessandro Drive, Suite 100
Ventura, CA 93001
Attention: Atticus Lowe, CFA
Facsimile: (805) 648-6488

With a copy (which shall not constitute notice) sent to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attn:   Stephen E. Older, Esq.
                    Meir A. Lewittes, Esq.
Facsimile: (212) 547-5400

 Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Agreement must be brought in the state and federal courts located in the state of Delaware. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Agreement in any other court.

e. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 11, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to each other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as expressly provided in Section 11 hereof.

l. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in the Agreement, by the Required Holders.

m. If attorneys’ fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, or to defend against any of the foregoing actions, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and the Company has caused its respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TRIBEWORKS, INC.

By:
Name: Peter B. Jacobson
Title: Chief Executive Officer

BUYER:

WEST COAST OPPORTUNITY FUND, LLC

By:
Name: Atticus Lowe
Title: Chief Investment Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

            , 200

[Transfer Agent]
[Address]
Attention:  [                       ]

Re:	Tribeworks, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Tribeworks, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyer named therein (the “Buyer”) pursuant to which the Company issued to the Holders [*] shares (the “Shares”) of Common Stock, $0.0004 par value (“Common Stock”) of the Company and warrants (the “Warrants”) exercisable of the purchase of [*] shares of Common Stock of the Company.  Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Holders”) (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”).  In connection with the Company’s obligations under the Registration Rights Agreement, on                 , 200 , the Company filed a Registration Statement on Form SB-2 (File No. 333-             ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our notice to you that the shares of Common Stock registered pursuant to the Registration Statement are currently freely transferable by the Holders pursuant to the Registration Statement.

Very truly yours,

[ISSUER’S COUNSEL]

By:

cc:	[LIST NAMES OF HOLDERS]

EXHIBIT B

SELLING SHAREHOLDERS

The shares of Common Stock being offered by the selling shareholders were originally issued by the Company to investors in certain private placement transactions.  We are registering the resale of these shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of the shares of Common Stock issued pursuant to the Securities Purchase Agreement or pursuant to a Subscription Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling shareholders.  The second column lists the shares of Common Stock being offered by this prospectus by the selling shareholders as of the date hereof.

The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of up to 100% of the shares of Common Stock issued by the Company to the Securities Purchase Agreement.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued to investors pursuant to the Securities Purchase Agreement and certain Subscription Agreements to permit the resale of these shares of Common Stock by the selling shareholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents pursuant to the terms of the Registration Rights Agreement.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts and commissions and brokers’ or agents’ commissions or selling commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the resale of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts, commissions and concessions and brokers’ or agents’ commissions and concessions or selling commissions and concessions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution.  We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C

INVESTOR QUESTIONNAIRE

The information contained in this questionnaire will be relied upon by Tribeworks Inc. (the “Company”) and its advisors.  Accordingly, by signing this questionnaire, you represent as follows:

(i) The information contained herein is complete and accurate and may be relied upon by the Company and its advisors; and

(ii) You will notify the Company immediately of any material change in any information provided herein.

Although the Company will use commercially reasonable efforts to keep the information provided in the answers to this questionnaire strictly confidential, the Company may present this questionnaire and the information provided in it to such parties as the Company reasonably deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it is or may be bound.

This questionnaire does not constitute an offer by the Company, but rather is a request for information.

Thank you for taking the time to complete this questionnaire.

Investor Information

INSTRUCTIONS: Please print or type all answers. If the answer to any question is “none” or “not applicable,” please so state.

Part A - General

For Entities:

1. Name:

2. Taxpayer Identification Number:

3. Jurisdiction and Year of Organization:

4. Nature of Business:

5. Business Address:

6. Business Telephone Number:

Part B - Type of Investor

1. Are you:

(i)
A bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity?

Yes       No

(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934? Yes No

(iii)	An insurance company as defined in Section 2(a)(13) of the Securities Act?
Yes      No

(iv)	An investment company registered under the Investment Company Act of 1940 (the “Company Act”) or a business development company as defined in Section 2(a)(48) of the Company Act? Yes No

(v)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958? Yes No

(vi)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000? Yes      No

(vii)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) whose the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or that has total assets in excess of $5,000,000? Yes      No

(viii)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940? Yes No

(ix)
An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities of a particular issuer?  Yes      No

(x)	An entity in which all of the equity owners are “accredited investors,” as such term is defined under the Securities Act of 1933? Yes No

(xi)
A self-directed plan with investment decisions made solely by persons who are accredited investors? Yes      No      Please attach a separate sheet setting forth the basis for the representation that they are “accredited investors.”

(xii)
A natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000? (In calculating your net worth, you may include all assets, such as your home, home furnishings and automobiles, less your liabilities.) Yes      No

(xiii)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year? Yes      No

(xiv)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of a particular issuer, whose investments are directed by a sophisticated person with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the trust’s investments? Yes      No

Part C - Financial and Other Data

1. If you are an entity, please indicate the range of your total amount of assets.

$0 - $5,000,000

Over $5,000,000

2. Do you have adequate liquid assets (defined as cash, cash equivalents and freely marketable securities) to meet your current needs and personal contingencies?  Yes         No

3. Please indicate your other investment experience (e.g., stocks, real estate, etc.)

4. Do you or the persons who make investment decisions on your behalf have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of your investments?
Yes         No

5. Do you typically use a purchaser representative in connection with your investments (i.e., someone who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of your investments and whom you acknowledge in writing during the course of your investment to be your purchaser representative)?  Yes         No

If so, please provide the name, address and telephone number of your purchaser representative.

IN WITNESS WHEREOF, the undersigned has executed this questionnaire as of                 , 200  , and declared that it is truthful and correct.

By:
Name:
Title:

EXHIBIT D

PERSONS EXECUTING LOCK-UP AGREEMENTS PURSUANT TO
SECTION 3(s) OF THE AGREEMENT

Robert Altinger
AMJ Holdings
Gordon Blankstein
Robert Blankstein
Yvonne Blankstein
Peter B. Jacobson
Michael T. Murphy